UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 21, 2009, CombinatoRx, Incorporated, a Delaware corporation ("CombinatoRx" or the "Company"), completed its merger with Neuromed Pharmaceuticals Inc., a Delaware corporation ("Neuromed"), pursuant to the terms of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 30, 2009, by and among CombinatoRx, PawSox, Inc., a Delaware corporation and a wholly-owned subsidiary of CombinatoRx ("PawSox"), Neuromed, Neuromed Pharmaceuticals Ltd., a corporation existing under the laws of the Province of British Columbia, Canada, and Kurt C. Wheeler (the "Stockholder Representative"), as representative of the stockholders of Neuromed (the "Merger"). The CombinatoRx and Neuromed boards of directors approved the Merger on June 30, 2009 and the stockholders of CombinatoRx and Neuromed approved the Merger and related matters on December 18, 2009. Pursuant to the Merger Agreement, PawSox merged with and into Neuromed with Neuromed being the surviving corporation of the Merger and thereby becoming a wholly-owned subsidiary of CombinatoRx.

Upon the consummation of the Merger, former Neuromed stockholders were issued an aggregate of 14,937,654 shares of CombinatoRx common stock. CombinatoRx also issued an aggregate of 67,826,875 shares of CombinatoRx common stock to be held in escrow pursuant to the terms of the Escrow Agreement, dated as of June 30, 2009, by and among CombinatoRx, the Stockholder Representative and Computershare Trust Company, N.A (the "Escrow Agreement"), which shares will be released to former Neuromed stockholders, or returned to CombinatoRx for cancellation, based on the timing of any approval of, or failure to approve, the product candidate Exalgo™ by the United States Food and Drug Administration (the "FDA"). Following the consummation of the Merger, CombinatoRx has approximately 117,828,410 shares of common stock issued and outstanding, including 67,826,875 shares of common stock subject to the Escrow Agreement.

The shares of CombinatoRx common stock issued to the former stockholders of Neuromed in the Merger were registered with the Securities and Exchange Commission (the "SEC") on a Registration Statement on Form S-4 (Registration No. 333-161146) (the "Registration Statement"), of which the Joint Proxy Statement/Prospectus, dated October 22, 2009, and the Joint Proxy Statement/Prospectus Supplement thereto, dated December 2, 2009, furnished to the stockholders of CombinatoRx and Neuromed entitled to vote on the Merger and related matters form a part (the "Proxy Statement"). Please see the information set forth in the sections of the Proxy Statement entitled "The Merger - Interests of CombinatoRx's Executive Officers and Directors in the Merger and Option Exchange" and "The Merger - Interests of Neuromed's Executive Officers and Directors in the Merger" for a description of the relationships between and among CombinatoRx, Neuromed and their respective executive officers and directors. For additional information about the Merger, reference is made to the Registration Statement, including the Proxy Statement. The Merger Agreement is attached to this report as Exhibit 2.1 and is hereby incorporated by reference into this Item 2.01. The information set forth under Item 5.02 is hereby incorporated by reference into this Item 2.01.

Item 3.03. Material Modifications to Rights of Security Holders.

On December 18, 2009, after receiving the requisite approval of the CombinatoRx's stockholders at its 2009 annual meeting of stockholders (the "Annual Meeting"), CombinatoRx amended its certificate of incorporation to increase the number of authorized shares of CombinatoRx common stock from 60,000,000 to 200,000,000.

Also at the Annual Meeting, CombinatoRx's stockholders approved an amendment to CombinatoRx's certificate of incorporation by which CombinatoRx may effect a reverse stock split of CombinatoRx issued and outstanding common stock, pursuant to which any whole number of outstanding shares between and including 2 and 8 would be combined and reclassified into one share of CombinatoRx common stock. The exact ratio of such any such reverse stock split and the timing of implementing such reverse stock split will be determined by the CombinatoRx board of directors.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Pursuant to the terms of the Merger Agreement, effective immediately prior to the consummation of the Merger, Barbara Deptula, Patrick Fortune and Richard Pops resigned from, and Sally W. Crawford, Frank Haydu, Michael Kauffman and W. James O'Shea remained on, the CombinatoRx board of directors. Effective immediate following the consummation of the Merger, Robert Forrester, Mark H.N. Corrigan, Christopher C. Gallen, Todd Foley, Bill Hunter and Hartley T. Richardson were appointed as directors of CombinatoRx. The following table identifies the classes and committees to which the CombinatoRx directors following the Merger belong and the year in which his or her respective term ends.

Director	Class	Term Ending	Committee Membership

Mark H.N. Corrigan	II	2010	Audit, Compensation
Sally W. Crawford	II	2010	Compensation, Corporate Governance and Nominating
Christopher C. Gallen	II	2010
Michael Kauffman	II	2010	Audit
Todd Foley	III	2011	Compensation
Robert Forrester	III	2011
W. James O'Shea	III	2011	Compensation
Frank Haydu (Chair)	I	2012	Audit, Corporate Governance and Nominating
Bill Hunter	I	2012
Hartley T. Richardson	I	2012	Corporate Governance and Nominating

On December 21, 2009, CombinatoRx entered into Indemnification Agreements (the "Indemnification Agreements") with each of Drs. Gallen, Corrigan, Hunter, Kauffman, Ms. Crawford and Messrs. Foley, Forrester, Haydu, Richardson and O'Shea, the members of the CombinatoRx board of directors immediately following consummation of the Merger.

Pursuant to the Indemnification Agreements, CombinatoRx has agreed, in certain circumstances, to indemnify each director against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that the director, in his or her capacity as a director and officer, if applicable, of CombinatoRx, is made or threatened to be made a party to any suit or proceeding. The Indemnification Agreements also provide for the advancement of expenses to each director in connection with any suit or proceeding.

The description above is a summary of the terms of the Indemnification Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the form Indemnification Agreement itself, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Officers

In addition, pursuant to the terms of the Merger Agreement, effective immediately following the consummation of the Merger, Dr. Gallen was appointed as CombinatoRx's President, Chief Executive Officer and principal executive officer and Mr. Forrester was appointed as CombinatoRx's Executive Vice President and Chief Operating Officer. Simultaneously, Mr.  Forrester stepped down from his position as CombinatoRx's Interim President, Chief Executive Officer and principal executive officer which he had held since July 1, 2009.

Dr. Gallen served as the President and Chief Executive Officer of Neuromed since July 2004. Prior to joining Neuromed, Dr. Gallen worked for Wyeth Research beginning in April 2002 and most recently served as its Vice President and Chief of Operations, Clinical Research and Development. Prior to Wyeth, Dr. Gallen was Vice President of Clinical Research at Pharmacia Corporation for three years. From January 1996 to December 1998, Dr. Gallen was the President of the Clinical Research Organization division at Premier Research Worldwide and from 1994 to 1995 he was the Senior Director of Medical and Scientific Services at Quintiles International Clinical Research Corporation. Dr. Gallen holds a B.A. from the University of Florida, and an M.D. and Ph.D. from Emory University School of Medicine in Atlanta, Georgia and trained in Psychiatry at Stanford and Neurology at the University of California, San Diego.

In connection with the Merger, CombinatoRx has assumed Dr. Gallen's employment agreement which provides that Dr. Gallen is entitled to receive an annual base salary which is currently $355,000. Under his employment agreement, Dr. Gallen is also eligible to receive an annual performance bonus. The agreement provides that Dr. Gallen will be entitled to 12 months salary plus an amount equal to his last annual bonus if he is terminated for any reason other than misconduct or if he resigns for good reason, provided that Dr. Gallen executes a full release and waiver of all claims against CombinatoRx and related parties. Pursuant to an award agreement with Neuromed which has been assumed by CombinatoRx in the Merger, Dr. Gallen will be entitled to a $250,000 bonus payment if Exalgo is approved by the FDA on or before September 30, 2010 (the "Exalgo Bonus") and if Dr. Gallen remains employed by CombinatoRx through to approval of Exalgo, provided, however, that if CombinatoRx terminates Dr. Gallen's employment without cause (as defined in his employment agreement), Dr. Gallen will remain eligible for the Exalgo Bonus. In addition, CombinatoRx has assumed Dr. Gallen's confidentiality agreement with Neuromed which includes customary provisions relating to the confidentiality of information and the assignment of intellectual property developed in whole or in part by Dr. Gallen. Dr. Gallen had not entered into a non-competition or a non-solicitation agreement with Neuromed or CombinatoRx. The description above is a summary of the terms of Dr. Gallen's Exalgo Bonus letter, his revised offer letter and his confidentiality agreement. These descriptions do not purport to be complete and are qualified in their entirety by reference to the actual agreements with are attached to this report as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Transactions with Related Persons

Dr. Hunter is the President and Chief Executive Officer of, and member of the Board of Directors of, Angiotech Pharmaceuticals, Inc., or Angiotech. Angiotech was a party to a research, development and license agreement with CombinatoRx that was terminated on November 10, 2009.

As a result of the Merger, the vesting of Mr. Forrester's outstanding restricted stock awards for 6,250 shares of CombinatoRx common stock fully accelerated and such shares of CombinatoRx common stock are now non-forfeitable. Also, pursuant to the terms of his existing employment contract, upon consummation of the Merger, Mr. Forrester became entitled to a one-time payment of $693,000.

In connection with the Merger, all outstanding Neuromed stock options granted under the Neuromed stock option plans were accelerated in full immediately prior to the effective time of the Merger and shares of Neuromed capital stock received upon exercise of such accelerated options were exchangeable for shares of CombinatoRx common stock upon consummation of the Merger. Neuromed directors who are now members of the CombinatoRx board of directors received the following amounts of CombinatoRx common stock as merger consideration:
Individual	Firm Shares*	Holdback Shares*	Milestone Shares*
Christopher C. Gallen	2,057	650,703	1,565,265
Mark H.N. Corrigan	63	20,028	48,177
Todd Foley	0	0	0
Bill Hunter	63	20,028	48,177
Hartley T. Richardson	63	20,028	48,177

* These terms and related rights associated therewith described in the Registration Statement are incorporated herein by reference.

Management Incentive Plan

Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, CombinatoRx assumed Neuromed's Special Equity Incentive Plan, pursuant to which certain employees and directors of Neuromed have been granted awards of restricted stock units representing 1,077,976 shares of CombinatoRx common stock. The maximum number of shares of CombinatoRx common stock that may be issuable upon vesting of such awards to Drs. Corrigan, Gallen and Hunter is as follows:

Officer/Director Number of Awards

Mark H.N. Corrigan 71,865

Christopher C. Gallen 359,326

Bill Hunter 71,865

The vesting and forfeiture schedule of awards granted under the Neuromed Special Equity Incentive Plan provides that:

  All restricted stock units held by the participants will vest if the FDA's approval of Exalgo occurs on or before September 30, 2010;
  If the FDA has not approved Exalgo by October 1, 2010, participants will then forfeit 50% of their restricted stock units;
  If the FDA's approval of Exalgo occurs on or after October 1, 2010 and before January 1, 2011, the then remaining 50% of the original restricted stock units held by the participants will vest; and
  If the FDA has not approved Exalgo by January 1, 2011, participants will then forfeit 7.143% of their original number of restricted stock units.

Accordingly, even if the FDA does not approve Exalgo by January 1, 2011, 42.857% of a participant's original restricted stock units may still vest. If the FDA has not approved Exalgo by January 1, 2011 and a director participant is continuing to serve as a director of CombinatoRx, 42.857% of his restricted stock units will vest. If the FDA has not approved Exalgo by January 1, 2011 and an employee participant is continuing to serve as an employee of CombinatoRx on December 21, 2014, 42.857% of his or her restricted stock units will vest. In addition, 42.857% of a participant's restricted stock units will vest upon a change of control or, in the case of an employee participant, termination by CombinatoRx without cause, even if such change of control or termination occurs before January 1, 2011.

Option Plan Amendments

At the Annual Meeting, stockholders approved an option exchange program (the "Option Exchange Program") and a related amendment to the CombinatoRx 2000 stock option plan to permit the Option Exchange Program (the "2000 Plan Proposal") and the adoption of the CombinatoRx amended and restated 2004 incentive plan (the "2004 Plan") to, among other things, increase the total number of shares of CombinatoRx common stock currently issuable under the 2004 Plan from 7,663,887 to 20,000,000 and to permit the Option Exchange Program (the "2004 Plan Proposal").

Option Exchange Program

On June 30, 2009, the CombinatoRx board of directors authorized, subject to stockholder approval that was obtained on December 18, 2009, the Option Exchange Program under which CombinatoRx's eligible employees had the opportunity to exchange outstanding options with exercise prices greater than or equal to $1.31 per share ("Eligible Options") for a lesser number of options with an exercise price equal to the closing price of CombinatoRx common stock on December 21, 2009, the day the Option Exchange Program ended. The Option Exchange Program commenced on October 13, 2009 and was open to eligible employees of CombinatoRx designated for participation by the board of directors, including all executive officers ("Eligible Participants"). Members of the CombinatoRx board of directors were not permitted to participate in the Option Exchange Program.

Options to purchase approximately 1,760,574 shares of CombinatoRx common stock, held by 33 Eligible Participants, were eligible for the Option Exchange Program. The Option Exchange Program expired at 5:00 p.m., Eastern time, on December 21, 2009. Pursuant to the Option Exchange Program, Eligible Participants tendered, and CombinatoRx accepted for cancellation, Eligible Options to purchase an aggregate of 1,490,750 shares of CombinatoRx common stock from 30 Eligible Participants, representing 85% of the total shares of common stock underlying options eligible for exchange in the Option Exchange Program. On December 21, 2009, CombinatoRx granted new stock options ("New Options") to Eligible Participants to purchase an aggregate of approximately 941,065 shares of CombinatoRx common stock in exchange for the cancellation of the tendered Eligible Options. The exercise price per share of the New Options granted in the Option Exchange Program is $1.07 per share, the closing price of CombinatoRx common stock as reported by The Nasdaq Global Market on December 21, 2009.

The executive officers who were Eligible Participants participated in the Option Exchange Program as follows:
Officer	Number of Eligible Options	Number of Eligible Options exchanged	Number of New Options issued in the Option Exchange Program
Robert Forrester	560,714	465,000	294,751
Justin Renz	140,000	140,000	94,669
Jason Cole	333,750	333,750	205,484

For additional information about CombinatoRx's directors, officers and transactions with related persons, reference is made to the Registration Statement, including the Proxy Statement.

Item 8.01. Other Events.

Annual Stockholder Meeting

At the Annual Meeting, stockholders approved seven proposals: (i) the issuance of shares of CombinatoRx common stock in the Merger as contemplated by the Merger Agreement ("Proposal 1"); (ii) an amendment to CombinatoRx's sixth amended and restated certificate of incorporation to effect a reverse stock split of CombinatoRx's issued and outstanding shares of common stock, pursuant to which any whole number of outstanding shares between and including 2 and 8 would be combined and reclassified into one share of CombinatoRx common stock (such exact amount to be determined by the CombinatoRx board of directors) ("Proposal 2"); (iii) an amendment to CombinatoRx's sixth amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 60,000,000 shares to 200,000,000 shares ("Proposal 3"); (iv) the 2000 Plan Proposal; (v) the 2004 Plan Proposal; (vi) to elect Patrick Fortune and Robert Forrester as Class I members of the board of directors, to serve until CombinatoRx's 2012 annual meeting of stockholders and until their successors are duly elected and qualified (the "Alternative Directors Proposal"), provided, however, that, because the Merger was completed, the board of directors of CombinatoRx was reconstituted as described in Item 5.02; and (vii) to ratify the selection of Ernst & Young LLP as CombinatoRx's independent registered public accounting firm for the fiscal year ending December 31, 2009 ("Proposal 7").

The CombinatoRx's stockholders approved Proposal 1. The votes cast at the Annual Meeting were as follows: 21,482,397 shares voted for, 178,940 shares voted against and 20,006 shares abstained from voting. There were 8,656,085 broker non-votes with respect to Proposal 1.

The CombinatoRx's stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 21,263,564 shares voted for, 397,004 shares voted against and 20,775 shares abstained from voting. There were 8,656,085 broker non-votes with respect to Proposal 2.

The CombinatoRx's stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 21,371,459 shares voted for, 279,049 shares voted against and 30,835 shares abstained from voting. There were 8,656,085 broker non-votes with respect to Proposal 3.

The CombinatoRx's stockholders approved the 2000 Plan Proposal. The votes cast at the Annual Meeting were as follows: 19,115,465 shares voted for, 2,515,618 shares voted against and 50,260 shares abstained from voting. There were 8,656,085 broker non-votes with respect to the 2000 Plan Proposal.

The CombinatoRx's stockholders approved the 2004 Plan Proposal. The votes cast at the Annual Meeting were as follows: 18,600,123 shares voted for, 3,031,519 shares voted against and 49,701 shares abstained from voting. There were 8,656,085 broker non-votes with respect to the 2004 Plan Proposal.

The CombinatoRx stockholders approved the nominees recommended in the Alternative Directors Proposal (the "Alternate Directors"). Stockholders voted for the Alternate Directors at the Annual Meeting as follows: 29,729,666 shares voted for the election of Patrick Fortune, 29,668,395 shares voted for the election of Robert Forrester, 607,762 shares were withheld in the election of Patrick Fortune and 669,033 shares were withheld in the election of Robert Forrester. Notwithstanding these approvals, the Alternate Directors were not elected to the CombinatoRx board of directors by the Alternative Directors Proposal because the board of CombinatoRx was, as discussed above, reconstituted pursuant to the Merger Agreement immediately following the consummation of the Merger.

The CombinatoRx's stockholders approved Proposal 7. The votes cast at the Annual Meeting were as follows: 30,231,017 shares voted for, 75,331 shares voted against and 31,080 shares abstained from voting.

Press Release

On December 21, 2009, CombinatoRx issued a press release announcing the completion of the Merger with Neuromed. The full text of CombinatoRx's press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The following historical combined financial statements of Neuromed, including the notes thereto, were filed with the SEC in the Registration Statement and are hereby incorporated herein by reference:

    Report of Independent Registered Public Accounting Firm.
    Combined Balance Sheets as of September 30, 2008 and 2007.
    Combined Statements of Operations for each of the years in the three-year period ended September  30, 2008.
    Combined Statements of Shareholders' Deficiency and Comprehensive Loss for each of the years in the three-year period ended September 30, 2008.
    Combined Statements of Cash Flows for each of the years in the three-year period ended September  30, 2008
    Notes to Combined Financial Statements.
    Combined Balance Sheets as of September 30, 2008 and June 30, 2009 (unaudited).
    Combined Statements of Operations and Comprehensive Loss for the three and nine months ended June  30, 2009 and 2008 (unaudited).
    Combined Statements of Cash Flows for the nine months ended June 30, 2009 and 2008 (unaudited).
    Notes to Combined Financial Statements (unaudited).

(b) Pro forma financial information.

The following unaudited pro forma financial statements, including the notes thereto, of CombinatoRx and Neuromed were filed with the Registration Statement and are hereby incorporated herein by reference:

    Unaudited Pro Forma Condensed Combined Balance Sheet as of on June 30, 2009.
    Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2009.
    Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2008.

(d)    Exhibits
Exhibit No. 2.1

Description

Agreement and Plan of Merger, dated as of June 30, 2009, by and among CombinatoRx, Incorporated, PawSox, Inc., Neuromed Pharmaceuticals Inc., Neuromed Pharmaceuticals Ltd. and the Stockholder Representative named therein (incorporated herein by reference to Appendix A to the Company's Joint Proxy Statement/Prospectus contained in the Company's Registration Statement on Form S-4/A filed with the SEC on October 20, 2009 (File No. 333-161146)).**

3.1	Certificate of Amendment to the CombinatoRx Sixth Amended and Restated Certificate of Incorporation.
10.1	Form of Indemnification Agreement.
10.2

Award Letter from Neuromed Pharmaceuticals to Christopher C. Gallen, accepted and agreed to as of June 19, 2009 (incorporated herein by reference to Exhibit 10.43 to the Company's Registration Statement on Form S-4 filed with the SEC on August 7, 2009 (File No. 333-161146)).

10.3

Revised Offer Letter from Neuromed Pharmaceuticals accepted by Christopher C. Gallen, dated May 27, 2004 (incorporated herein by reference to Exhibit 10.45 to the Company's Registration Statement on Form S-4 filed with the SEC on August 7, 2009 (File No. 333-161146)).

10.4

Confidentiality and Assignment of Proprietary Developments Agreement between Neuromed Technologies Inc. and Christopher C. Gallen, dated April 2005 (incorporated herein by reference to Exhibit 10.46 to the Company's Registration Statement on Form S-4 filed with the SEC on August 7, 2009 (File No. 333-161146)).

23.1	Consent of KPMG LLP, independent registered public accounting firm, regarding the audited financial statements of Neuromed.
99.1	Press release of CombinatoRx, Incorporated dated December 21, 2009.

** The schedules and an exhibit to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. CombinatoRx will furnish copies of any of such exhibit or schedules to the SEC upon request.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Jason F. Cole
Name: Jason F. Cole
Title: Senior Vice President and General Counsel

Dated: December 21, 2009

Index to Exhibits

Exhibit No. 2.1

Description

Agreement and Plan of Merger, dated as of June 30, 2009, by and among CombinatoRx, Incorporated, PawSox, Inc., Neuromed Pharmaceuticals Inc., Neuromed Pharmaceuticals Ltd. and the Stockholder Representative named therein (incorporated herein by reference to Appendix A to the Company's Joint Proxy Statement/Prospectus contained in the Company's Registration Statement on Form S-4/A filed with the SEC on October 20, 2009 (File No. 333-161146)).**

3.1	Certificate of Amendment to the CombinatoRx Sixth Amended and Restated Certificate of Incorporation.
10.1	Form of Indemnification Agreement.
10.2

Award Letter from Neuromed Pharmaceuticals to Christopher C. Gallen, accepted and agreed to as of June 19, 2009 (incorporated herein by reference to Exhibit 10.43 to the Company's Registration Statement on Form S-4 filed with the SEC on August 7, 2009 (File No. 333-161146)).

10.3

Revised Offer Letter from Neuromed Pharmaceuticals accepted by Christopher C. Gallen, dated May 27, 2004 (incorporated herein by reference to Exhibit 10.45 to the Company's Registration Statement on Form S-4 filed with the SEC on August 7, 2009 (File No. 333-161146)).

10.4

Confidentiality and Assignment of Proprietary Developments Agreement between Neuromed Technologies Inc. and Christopher C. Gallen, dated April 2005 (incorporated herein by reference to Exhibit 10.46 to the Company's Registration Statement on Form S-4 filed with the SEC on August 7, 2009 (File No. 333-161146)).

23.1	Consent of KPMG LLP, independent registered public accounting firm, regarding the audited financial statements of Neuromed.
99.1	Press release of CombinatoRx, Incorporated dated December 21, 2009.

** The schedules and an exhibit to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. CombinatoRx will furnish copies of any of such exhibit or schedules to the SEC upon request.